UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 22, 2010

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 15, 2008, The First American Corporation (FAC, First American or the Company) announced its intention to separate its financial services companies from its information solutions companies, resulting in two separate publicly traded entities. The Company continues to prepare for the anticipated separation, and currently expects the separation to occur during the first half of 2010, with a target date of June 1, 2010. The post-separation information solutions companies will remain as The First American Corporation under a new corporate name, which we refer to herein as “InfoCo” for ease of reference. In connection with the separation, the Company’s subsidiary, First American Financial Corporation (FAFC), which will be the parent company for the financial services company, has filed a Form 10 Registration Statement with the Securities and Exchange Commission. The transaction remains subject to the satisfaction of customary conditions, including final approval by the Board of Directors, additional amendments to and effectiveness of the Form 10 Registration Statement, receipt of a tax ruling from the Internal Revenue Service and the approval of applicable regulatory authorities. No assurances can be given as to whether or when such conditions will be satisfied.

On March 4, 2010, the Company filed a Current Report on Form 8-K containing unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007 presenting InfoCo’s results of operations assuming the separation had been completed based upon a January 1, 2007 separation date. In addition, the March 4, 2010 Form 8-K included unaudited pro forma condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008 and 2007 presenting InfoCo’s consolidated financial position assuming that the separation had been completed on those three dates, respectively.

On March 22, 2010, FAFC filed Amendment #2 to its Form 10 Registration Statement with the Securities and Exchange Commission reflecting its combined statement of income for the year ended December 31, 2009 and its combined balance sheet as of December 31, 2009. The Company is filing this Current Report on Form 8-K to provide our unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2009.

Included in this Current Report as Exhibit 99.1 are unaudited pro forma condensed consolidated financial statements of InfoCo. The statements were derived from, and should be read together with, First American’s historical consolidated financial statements including the accompanying notes, included in the Company’s Annual Report on Form 10-K, and FAFC’s historical combined financial statements including the accompanying notes included in FAFC’s Form 10 Registration Statement, as amended.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2009 presents our results of operations assuming the separation had been completed based upon a January 1, 2009 separation date. The unaudited pro forma condensed consolidated balance sheet at December 31, 2009 presents our consolidated financial position assuming that the separation had been completed on that date as well. Specifically, the pro forma adjustments include giving effect to the following:

•	The elimination of FAFC’s historical financial results and the pro forma adjustments that are directly attributable to the transaction and factually supportable.

•

The pro forma impact on our financial statements of the buy-in of the publicly held shares of First Advantage Corporation, which closed in November 2009. For purposes of the pro forma condensed consolidated income statement, we have assumed the FADV transaction closed on January 1, 2009.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the separation been completed on the date assumed. Additionally, these pro forma financial statements are not necessarily indicative of our future results of operations or financial condition. Specifically:

•

The pro forma financial statements do not reflect adjustments that are based on judgmental estimates because such amounts are not appropriately included as pro forma adjustments. For example, the Company expects that it will no longer incur the same level of corporate infrastructure that currently supports the Company. The pro forma financial statements include general unallocated corporate costs of $103 million (excluding interest expense) for the year ended December 31, 2009. We estimate that our recurring annual stand-alone corporate costs will be approximately $40 to $45 million (excluding interest expense). The pro forma financial statements do not reflect a reduction of these costs and expenses.

•

Included in the pro forma condensed consolidated income statements are certain non-recurring charges not associated with the separation for severance and restructuring, totaling $39 million for the year ended December 31, 2009.

•	The pro forma condensed consolidated balance sheet does not reflect any pro forma adjustments for future projected costs related to the separation.

•

We have not included any adjustment to the pro forma condensed consolidated balance sheet for the approximately $250 million investment in our company that we expect FAFC and an FAFC affiliate will hold in connection with the separation, as we do not anticipate that it will have an impact on our consolidated equity balance and the impact on the number of shares expected to be outstanding cannot reasonably be determined at this date.

•

As part of the separation, we will enter into transition services agreements with FAFC for the provision of certain corporate level services. There is uncertainty regarding how much, if any, those service agreements will be utilized and therefore the level of expected costs (the fees to be paid will be predominantly based on usage, such as hourly rates or per item costs, as opposed to predetermined fees). Given these factors, we have not included any amounts related to the agreements in the pro forma condensed combined financial statements, as we do not believe that any such amounts would meet the “factually supportable” and “ongoing impact on the financial statements” criteria established for pro forma adjustments. As it relates to the ongoing commercial relationships that will be in place between us and FAFC (primarily related to purchases and sales of data and other settlement services), the terms and conditions of the ongoing commercial relationships are expected to be materially consistent with the terms and conditions currently in place between the two organizations and reflected in our historical combined financial statements. As a result, we do not anticipate any material changes to our results of operations and therefore do not believe any adjustment to the pro forma condensed combined income statement is required.

We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information. While such adjustments are subject to change based upon the finalization of the terms of the separation and the underlying separation agreements, in management’s opinion the pro forma adjustments have been developed on a reasonable and rational basis.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K and the accompanying Exhibit, including but not limited to those relating to:

•	The Company’s intention to separate its financial services companies from its information solutions companies;

•	The timing of the separation;

•	The satisfaction of various conditions to the separation;

•	The anticipated structure, terms and conditions of the separation including the allocation of various assets and liabilities between FAFC and InfoCo;

•	Pre- and post-separation corporate expenses;

•	Severance and restructuring-related expenses;

•	Future separation-related costs;

•	The investment that FAFC and an FAFC-affiliate are expected to hold in shares of InfoCo;

•	Transition services agreements and ongoing commercial relationships between FAFC and InfoCo;

•	The cash payment InfoCo anticipates receiving from FAFC;

•	The transfer of certain investments to FAFC and the anticipated financial effects thereof;

•	The transfer of certain investments from FAFC to InfoCo and the anticipated financial effects thereof;

•	The transfer of certain notes receivable from the Company to FAFC and the expected financial effects thereof;

•	The expected receipt by InfoCo from FAFC of certain real estate assets in connection with the separation and the anticipated financial effects thereof;

•	The transfer of certain software assets to FAFC as part of the separation and the anticipated financial effects thereof;

•	The transfer to FAFC of the Company’s defined benefit plans and the expected financial effects thereof;

•	The projected size, anticipated terms and financial effects of the pension note InfoCo expects to issue to FAFC;

•	The pay-down by FAFC of a portion of the Company’s existing credit facility;

•	The impact of elimination of intercompany sales between InfoCo and FAFC;

•	The expectation regarding legal, accounting and tax fees associated with the separation;

•	The terms and financial effects of the anticipated amended InfoCo credit facility; and

•	Other assumptions used to derive the pro forma financial statements;

are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely” or other similar words and phrases.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	Changes in the performance of the real estate markets;

•	Interest rate fluctuations;

•	Unfavorable economic conditions;

•	General volatility in the capital markets;

•	Limitations on access to public records and other data;

•	Changes in applicable government regulations;

•

The inability to consummate the separation or to consummate it in the form currently proposed as a result of, among other factors, the inability to obtain necessary regulatory approvals, the failure to obtain the final approval of the Company’s Board of Directors, the inability to obtain third-party consents or undesirable concessions or accommodations required to be made to obtain such consents, the condition of the real estate and mortgage credit markets, other market conditions, the inability to transfer assets into FAFC or other unfavorable reactions from customers, ratings agencies, investors or other stakeholders;

•

The inability to realize the benefits of the separation as a result of the factors described immediately above, as well as, among other factors, increased borrowing costs, competition between the resulting companies, unfavorable reactions from employees, the triggering of rights and obligations by the transaction or any litigation arising out of or related to the separation;

•

Decisions by the Company’s Board or management to alter the anticipated structure and terms and conditions of the separation transaction including the division of assets and liabilities, the transition services and the ongoing commercial relationships between FAFC and InfoCo post-separation;

•	Consolidation among the Company’s significant customers and competitors;

•	Unfavorable economic conditions;

•	Impairments in the Company’s goodwill or other intangible assets;

•	Losses in the Company’s investment portfolio;

•	Expenses of and funding obligations to the Company’s pension plan;

•	Weakness in the commercial real estate market and increases in the amount or severity of commercial real estate transaction claims; and

•	Other factors described in the Company’s most recent Annual Report on Form 10-K and in FAFC’s Form 10 Registration Statement, as amended.

The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 22, 2010	By:	/s/ ANTHONY S. PISZEL
	Name:	Anthony S. Piszel
	Title:	Chief Financial Officer and Treasurer